Exhibit 99.1


AMES TRUE TEMPER REPORTS FOURTH QUARTER RESULTS


CAMP HILL, Pennsylvania, December 1, 2004 - ATT Holding Co., parent of Ames True Temper, Inc., reported today the results of the Company's fiscal fourth quarter ended September 25, 2004.

On June 28, 2004 an affiliate of Castle Harlan, Inc., a New York private-equity investment firm, completed the acquisition of ATT Holding Co., and its affiliates, in a transaction that was valued at approximately $380 million. This sale resulted in a $45 million increase in the carrying value of inventory and property, plant and equipment to the fair market value, as required by U.S. generally accepted accounting principles ("GAAP").

FOURTH QUARTER RESULTS (13-WEEK PERIOD ENDED SEPTEMBER 25, 2004)

Net sales for the fiscal 2004 13-week fourth quarter were $83.0 million, versus $83.1 million for the comparable period in fiscal 2003. Adjusted net income (which excludes costs incurred as a result of the sale of the Company to Castle Harlan and is calculated on attached table) was $0.3 million for the fourth quarter of fiscal 2004, compared to $2.0 million in the fourth quarter of fiscal 2003. Net loss under GAAP for the fourth quarter of fiscal 2004 was $7.8 million, compared to GAAP net income of $2.8 million for the fourth quarter of fiscal 2003. Adjusted EBITDA (which is reconciled to net income on the attached table) for the fiscal 2004 fourth quarter was $6.7 million, compared to $9.2 million for fiscal 2003 fourth quarter.

"We have been challenged by the significant increases in commodity costs. We continue to explore opportunities to reduce costs and increase our selling prices to offset this commodity inflation. To date we have initiated two price increases, one effective August 1 and another effective October 1, 2004," said Rich Dell, President and CEO.

Judy Schuchart, VP of Finance and CFO, noted that during the fourth quarter, in connection with the sale of the Company, the Company was required, by GAAP, to increase the value of certain assets up to fair market value. The effect of these increases was a reduction in gross margin for the fourth quarter of $10.4 million for the inventory step-up and increased depreciation.

FULL YEAR RESULTS

Net sales for the combined fiscal year 2004 were $438.5 million, an 8 percent increase over $407.4 million for fiscal 2003. Adjusted net income on a comparative basis for fiscal year 2004 was $19.1 million, compared to GAAP net income of $16.6 million, or a 15 percent increase over fiscal year 2003. Net income under GAAP for the combined fiscal year 2004 was $11.6 million. Adjusted EBITDA for the combined fiscal year 2004 was $54.7 million, or a 9 percent increase over $50.2 million for fiscal year 2003. The combined fiscal year 2004 includes the 39-week period ended June 27, 2004 under the predecessor company and the 13 weeks ended September 25, 2004.

"We were pleased with our full year fiscal 2004 top line sales growth of 8% and adjusted EBITDA growth of 9%. We are excited about our new product opportunities for 2005 and continue to pursue our successful blended manufacturing strategy," Dell commented.

Ames True Temper, Inc. is a leading North American manufacturer and marketer of non-powered lawn and garden tools and accessories.

Forward-Looking Statements

This press release includes forward-looking statements. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements. Forward-looking statements involve risks and uncertainties faced by Ames including, but not limited to, economic, competitive, governmental and technological factors outside the control of Ames that may cause actual results to differ materially from the forward-looking statements. These factors, risks and uncertainties include, among others, the following:
   * Our liquidity and capital resources;
   * Sales levels to existing and new customers;
   * Increased concentration of our customers;
   * Seasonality and adverse weather conditions;
   * Competitive pressures and trends;
   * Changing consumer preferences;
   * New product and customer initiatives;
   * Risks relating to foreign sourcing and foreign operations and availability of raw materials;
   * Our ability to successfully consummate and integrate acquisitions; and
   * General economic conditions.

Our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. We do not intend, and we undertake no obligation, to update any forward-looking statement.


CONTACT: Judy Schuchart, +1-717-730-2576, investor@amestruetemper.com, for Ames True Temper, Inc.


                                                                 ATT HOLDING CO.
                                                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                                                  (IN THOUSANDS)


                                                              SEPTEMBER 25,                SEPTEMBER 27,
                                                                 2004                         2003
                                                             ---------------              ---------------

ASSETS
Current assets:
   Cash and cash equivalents                                   $      1,250                 $      1,688
   Trade receivables, net                                            57,904                       51,023
   Inventories                                                       98,217                       77,051
   Deferred taxes                                                     4,888                       10,199
   Other current assets                                               6,289                        4,639
                                                             ---------------              ---------------
Total current assets                                                168,548                      144,600

Property, plant and equipment, net                                   63,677                       31,228
Pension asset                                                         7,072                       22,761
Intangibles, net                                                     82,291                       16,407
Goodwill                                                            147,325                        9,810
Other noncurrent assets                                              12,412                        3,275
                                                             ---------------              ---------------
Total assets                                                   $    481,325                 $    228,081
                                                             ===============              ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Trade accounts payable                                      $     28,926                 $     24,555
   Accrued payroll and related taxes                                  3,593                        3,425
   Accrued interest payable                                           4,804                        1,501
   Accrued expenses and other current liabilities                    21,881                       20,713
   Revolving loan                                                     6,300                        1,941
   Current portion of long-term debt                                  1,400                       13,794
                                                             ---------------              ---------------
Total current liabilities                                            66,904                       65,929

Deferred taxes                                                       24,098                       11,077
Long-term debt                                                      288,600                       62,753
Other liabilities                                                    10,334                        4,149
                                                             ---------------              ---------------
Total liabilities                                                   389,936                      143,908

Stockholders' equity:
   Preferred stock                                                        -                            -
   Common stock                                                           -                            -
   Additional paid-in capital                                       110,500                       63,543
   Predecessor basis adjustment                                    (13,539)                            -
   Retained (deficit) earnings                                      (7,820)                       18,120
   Accumulated other comprehensive income                             2,248                        2,510
                                                             ---------------             ----------------
Total stockholders' equity                                           91,389                       84,173
                                                             ---------------             ----------------
Total liabilities and stockholders' equity                     $    481,325                 $    228,081
                                                             ===============             ================




                                                        ATT HOLDING CO.
                                        CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                                        (IN THOUSANDS)


                                                                 ADJUSTED                                         ADJUSTED
                                     THIRTEEN WEEKS           THIRTEEN WEEKS           THIRTEEN WEEKS          THIRTEEN WEEKS
                                          ENDED                   ENDED                    ENDED                   ENDED
                                   SEPTEMBER 25, 2004       SEPTEMBER 25, 2004       SEPTEMBER 27, 2003      SEPTEMBER 27, 2003
                                ----------------------    ---------------------   ----------------------   ----------------------
                                                               (UNAUDITED)              (UNAUDITED)             (UNAUDITED)

Net sales                          $83,044    100.0%        $83,044     100.0%     $83,098      100.0%       $ 83,098     100.0%

Cost of goods sold                  73,009     87.9%         73,009      87.9%      59,817       72.0%         59,817      72.0%
   Less inventory write-up (a)           -      0.0%        (10,069)    -12.1%           -        0.0%              -       0.0%
   Change in depreciation (b)            -      0.0%           (315)     -0.4%           -        0.0%          1,391       1.7%
                                ----------------------    ---------------------   ----------------------   ----------------------
Gross profit                        10,035     12.1%         20,419      24.6%      23,281       28.0%         21,890      26.3%

Selling, general, and
administrative expense              16,572     20.0%         16,572      20.0%      15,953       19.2%         15,953      19.2%
   Less increased
   management fee (c)                    -      0.0%           (162)     -0.2%           -        0.0%              -       0.0%
Gain on disposal of fixed assets        (7)     0.0%             (7)      0.0%        (619)      -0.7%           (619)     -0.7%
Amortization of intangible assets      477      0.6%            477       0.6%       1,063        1.3%          1,063       1.3%
   Plus decreased
   amortization (b)                      -      0.0%            563       0.7%           -        0.0%              -       0.0%
Special Charges                        (12)     0.0%            (12)      0.0%           -        0.0%              -       0.0%
Operating income                    (6,995)    -8.4%          2,988       3.6%       6,884        8.3%          5,493       6.6%
                                ----------------------    ---------------------   ----------------------   ----------------------
Interest expense                     5,899      7.1%          5,899       7.1%       2,499        3.0%          2,499       3.0%
   Less increased
   interest (d)                          -      0.0%         (3,398)     -4.1%           -        0.0%              -       0.0%
Other income                           (36)     0.0%            (36)      0.0%        (300)      -0.4%           (300)     -0.4%
                                ----------------------    ---------------------   ----------------------   ----------------------
Income before taxes                (12,858)   -15.5%            523       0.6%       4,685        5.6%          3,294       4.0%

Income tax (benefit) expense        (5,038)    -6.1%         (5,038)     -6.1%       1,912        2.3%          1,912       2.3%
   Tax effect of
   adjustments (e)                       -      0.0%          5,243       6.3%           -        0.0%           (568)     -0.7%
                                ----------------------    ---------------------   ----------------------   ----------------------
Net income                          (7,820)    -9.4%     $      318       0.4%     $ 2,773        3.3%        $ 1,950       2.3%
                                ======================    =====================   ======================   ======================


(a) We are required by GAAP to adjust inventory to fair market value for each acquisition. These amounts represent additional costs of goods sold as a result of these adjustments.


(b) In the thirteen weeks ended September 25, 2004, we incurred additional depreciation as a result of the write-up of assets to fair market value as required under GAAP, the amortization decreased as a result of the valuation and the lives of the intangible assets. In the thirteen weeks ended September 27, 2004, there was a reduction of $1.4 million to depreciation expense as a result of a change in estimate of capital spending.

(c) Consists of increased management fees to Castle Harlan compared to management fees paid to Wind Point Partners.

(d) As a result of the sale of the Company, our capital structure changed to include a significant amount of long-term debt. This resulted in increased interest expense of $3.4 million.

(e) Represents the change in tax expense as a result of the adjustments.


                                                        ATT HOLDING CO.
                                        CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                                        (IN THOUSANDS)

                                                      COMBINED               ADJUSTED COMBINED
                                                   FIFTY-TWO WEEKS            FIFTY-TWO WEEKS               FISCAL YEAR
                                                        ENDED                      ENDED                       ENDED
                                                 SEPTEMBER 25, 2004          SEPTEMBER 25, 2004         SEPTEMBER 27, 2003
                                                --------------------        --------------------       --------------------
                                                     (UNAUDITED)                (UNAUDITED)

Net sales                                          $438,487   100.0%         438,487     100.0%         $ 407,426   100.0%

Cost of goods sold                                  329,257    75.1%         329,257      75.1%           294,487    72.3%
   Less inventory write-up (a)                            -     0.0%         (10,069)     -2.3%                 -     0.0%
   Change in depreciation (b)                             -     0.0%            (315)     -0.1%                 -     0.0%
                                                ---------------------       --------------------       --------------------
Gross profit                                        109,230    24.9%         119,614      27.3%           112,939    27.7%


Selling, general, and administrative expense         75,380    17.2%         75,380       17.2%            73,142    18.0%
   Less increased management fee (c)                      -     0.0%           (162)       0.0%                 -     0.0%
Gain on disposal of fixed assets                     (4,793)   -1.1%         (4,793)      -1.1%              (880)   -0.2%
Amortization of intangible assets                     3,780     0.9%          3,780        0.9%             3,508     0.9%
   Plus decreased amortization (b)                        -     0.0%            563        0.1%                 -     0.0%
Special Charges                                         787     0.2%            787        0.2%               797     0.2%
                                                ---------------------       --------------------       --------------------
Operating income                                     34,076     7.8%         44,059       10.0%            36,372     8.9%


Interest expense                                     13,462     3.1%         13,462        3.1%            10,377     2.5%
   Less increased interest (d)                            -     0.0%         (3,398)      -0.8%                 -     0.0%
Other expense (income)                                  163     0.0%            163        0.0%            (1,065)   -0.3%
                                                ---------------------       --------------------       --------------------
Income before taxes (e)                              20,451     4.7%         33,832        7.7%            27,060     6.6%


Income tax expense                                    8,890     2.0%          8,890        2.0%            10,495     2.6%
   Tax effect of adjustments                              -     0.0%          5,817        1.3%                 -     0.0%
                                                ---------------------       --------------------        -------------------
Net income                                         $ 11,561     2.6%         19,125        4.4%         $  16,565     4.1%
                                                =====================       ====================        ===================



(a) We are required by GAAP to adjust inventory to fair market value for each acquisition. These amounts represent additional costs of goods sold as a result of these adjustments.


(b) We incurred additional depreciation as a result of the write-up of assets to fair market value as required under GAAP, the amortization decreased as a result of the valuation and the lives of the intangible assets.

(c) Consists of increased management fees to Castle Harlan compared to management fees paid to Wind Point Partners.

(d) As a result of the sale of the Company, our capital structure changed to include a significant amount of long-term debt. This resulted in increased interest expense of $3.4 million.

(e) Represents the change in tax expense as a result of the adjustments.


                                                ATT HOLDING CO.
                                RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
                                                (IN THOUSANDS)
                                                  (UNAUDITED)

                                                               THIRTEEN WEEKS            THIRTEEN WEEKS
                                                                   ENDED                      ENDED
                                                             SEPTEMBER 25, 2004        SEPTEMBER 27, 2003
                                                         ------------------------------------------------

Net income                                                $       (7,820)            $        2,773


Depreciation of property, plant and equipment                       2,626                       927
Amortization of intangible assets                                     477                     1,063
Other expense (income)                                                (36)                     (300)
Gain on disposal of fixed assets                                       (7)                     (619)
Interest expense                                                    5,899                     2,499
Income tax (benefit) expense                                      (5,038)                     1,912
                                                         -----------------------------------------------
EBITDA                                                            (3,899)                     8,255

Adjustments to EBITDA
Special charges (a)                                                  (12)                         -
Inventory write-up (b)                                             10,069                       339
Equity sponsor fees and other expenses (c)                            557                       615
                                                         -----------------------------------------------
Adjusted EBITDA (d)                                        $        6,715            $        9,209
                                                         ===============================================



(a) In fiscal 2004, we incurred certain non-capitalizable transaction costs.

(b) We are required by GAAP to adjust inventory to fair market value for each acquisition. These amounts represent additional costs of goods sold as a result of these adjustments.


(c) Consists of management fees paid to Wind Point Partners, fees paid to lenders under our existing revolving loan facility primarily related to the unused portion thereof, non-cash (income) expense related to our pension plan and non-cash charges recorded in accordance with SFAS 13 due to the expensing of escalating rent on a straight-line basis. During the thirteen weeks ended September 25, 2004, we also incurred management fees payable to Castle Harlan.

(d) "EBITDA" is calculated as net (loss) income before income tax expense, interest expense, other expense (income) and gain on disposal of fixed assets plus depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for management fees, and non-recurring items. Adjusted EBITDA is not intended to represent cash flow from operations as defined by GAAP and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA is a basis upon which our management assesses financial performance and covenants in our new senior credit facility are tied to ratios based on this measure. While EBITDA and adjusted EBITDA are frequently used as a measure of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.



                                                ATT HOLDING CO.
                                 RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
                                                (IN THOUSANDS)
                                                (UNAUDITED)

                                                                  COMBINED
                                                               FIFTY-TWO WEEKS             FISCAL YEAR
                                                                    ENDED                     ENDED
                                                             SEPTEMBER 25, 2004        SEPTEMBER 27, 2003
                                                           ----------------------------------------------

Net income                                                 $       11,561            $       16,565


Depreciation of property, plant and equipment                       8,579                     7,485
Amortization of intangible assets                                   3,780                     3,508
Other expense (income)                                                163                   (1,065)
Gain on disposal of fixed assets                                  (4,793)                     (880)
Interest expense                                                   13,462                    10,377
Income taxes                                                        8,890                    10,495
                                                           ---------------------------------------------
EBITDA                                                             41,642                    46,485

Adjustments to EBITDA
Special charges (a)                                                   787                       797
Inventory write-up (b)                                             10,159                       892
Equity sponsor fees and other expenses (c)                          2,106                     2,018
                                                           ---------------------------------------------
Adjusted EBITDA (d)                                        $       54,694            $       50,192
                                                           =============================================



(a) In fiscal 2004, we incurred certain non-capitalizable transaction costs. In fiscal 2003, we incurred a $0.8 million special charge as a result of medical expenses related to an employee.

(b) We are required by GAAP to adjust inventory to fair market value for each acquisition. These amounts represent additional costs of goods sold as a result of these adjustments.


(c) Consists of management fees paid to Wind Point Partners, fees paid to lenders under our existing revolving loan facility primarily related to the unused portion thereof, non-cash (income) expense related to our pension plan and non-cash charges recorded in accordance with SFAS 13 due to the expensing of escalating rent on a straight-line basis. During the thirteen weeks ended September 25, 2004, we also incurred management fees payable to Castle Harlan.

(d) "EBITDA" is calculated as net (loss) income before income tax expense, interest expense, other expense (income) and gain on disposal of fixed assets plus depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for management fees, and non-recurring items. Adjusted EBITDA is not intended to represent cash flow from operations as defined by GAAP and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA is a basis upon which our management assesses financial performance and covenants in our new senior credit facility are tied to ratios based on this measure. While EBITDA and adjusted EBITDA are frequently used as a measure of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.